EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of NEXT-ChemX Corporation, a Nevada corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The annual report on Form 10-K/A for the fiscal year ended December 31, 2023 (the “Form 10-K/A”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 28, 2025

/s/ Benton H Wilcoxon
Benton H Wilcoxon
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to NEXT-ChemX Corporation and will be retained by NEXT-ChemX Corporation and furnished to the Securities and Exchange Commission or its staff upon request.